EXHIBIT 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas J. Babb and John G. Arena, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William R. Floyd William R. Floyd	Chairman of the Board, President, Chief Executive Officer and Director	October 2, 2003

/s/ Jeffrey P. Freimark Jeffrey P. Freimark	Executive Vice President, Chief Financial and Information Officer	October 2, 2003

/s/ Pamela H. Daniels Pamela H. Daniels	Senior Vice President, Controller and Chief Accounting Officer	October 2, 2003

/s/ John D. Fowler John D. Fowler	Director	October 2, 2003

/s/ James R. Greene James R. Greene	Director	October 2, 2003

/s/ Edith E. Holiday Edith E. Holiday	Director	October 2, 2003

/s/ John P. Howe, III, M.D. John P. Howe, III, M.D.	Director	October 2, 2003

/s/ James W. McLane James W. McLane	Director	October 2, 2003

/s/Donald L. Seeley Donald L. Seeley	Director	October 2, 2003

/s/ Marilyn R. Seymann, Ph.D. Marilyn R. Seymann, Ph.D.	Director	October 2, 2003